UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): April 7, 2012

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300

Norcross, Georgia 30092

(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2012, Mr. Arthur Vos, IV, submitted his resignation as the Senior Vice President of Utility Sales and Chief Technology Officer of Comverge, Inc. (the “Company”). Mr. Vos will remain in the Company’s employ until May 14, 2012, and will assist in the transition of his position by entering into a consulting agreement with the Company. The Company is in the process of negotiating the terms of the consulting agreement with Mr. Vos. Mr. Vos was a named executive officer of the Company for the fiscal year ended December 31, 2011 and his resignation was not as a result of any disagreement with the Company or its management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:	/s/ R. Blake Young
Name:	R. Blake Young
Title:	President and Chief Executive Officer

Dated: April 11, 2012